EXHIBIT 10.27

                        CONFIDENTIAL TREATMENT REQUESTED
(*) Denotes information for which confidential treatment has been requested. Confidential portions omitted have been filed separately with the Commission.


                                    AGREEMENT

This Agreement is entered into this 12 day of November 1996, by and between NEUREX, a company organized and existing under the laws of the State of California, U.S.A., having its registered office at 1209 Orange Street Wilmington, Delaware (U.S.A.) and principal office at 3760 Haven Avenue, Menlo Park, California 94025-1012 (U.S.A.), represented by its Chairman and C.E.O., Mr. Paul Goddard, hereinafter referred to as NEUREX, and SOCIETE DE CONSEILS, DE RECHERCHES ET D'APPLICATIONS SCIENTIFIQUE (S.C.R.A.S.), a company organized and existing under the laws of France, having its registered office at 51/53 rue du Docteur Blanche, 75016 Paris (France), represented by Mr. Philippe Beaufour, Director, hereinafter referred to as SCRAS.

Witnesseth that

Whereas SmithKline Beecham Co., a corporation of the Commonwealth of Pennsylvania, having a place of business at One Franklin Plaza, P.O. Box 7929,
Philadelphia, Pennsylvania 19103 (U.S.A.), and NEUREX, have entered into a License and Supply Agreement on April 5th, 1994, whereby SmithKline Beecham Co.
(i) grants NEUREX an exclusive license for all the countries and territories in the world, with the right to grant sublicenses, to make, have made, use, and sell a chemical compound known as Fenoldopam under certain patents proprietary to SmithKline Beecham Co., (ii) assigned to NEUREX all of SmithKline Beecham Co.'s rights, title, and interest in the Trademark name for Fenoldopam "Corlopam(R)", in all countries where registered, and (iii) supplies NEUREX with substantial quantities of the chemical compound known as Fenoldopam.

Whereas NEUREX has developed a Product (as hereinafter defined) containing Fenoldopam and indicated for blood pressure control in operating and post-operating rooms, as well as hypertension crisis emergency treatment, and intends to market such pharmaceutical Product under the trademark Corlopam(R).

Whereas NEUREX has (i) completed clinical, pharmaceutical, and toxicological studies in order to file for the Product marketing authorizations, (ii) consequently filed in the United States of America and in certain European countries, for the Product registration, and (iii) wishes to grant SCRAS, whose identity has been duly notified to and approved by SmithKline Beecham Co., the rights to pack, label, promote, and market the Product under the trademark Corlopam(R) in the Territory (as hereinafter defined), under the relevant patents, trademarks, and marketing authorization files.

Whereas SCRAS is willing to be granted by NEUREX, a license with the right to grant further sublicenses to the member companies of the Beaufour-Ipsen Group, under the relevant patents, marketing authorization files, and trademark, to pursue the Corlopam(R) marketing authorization process in the Territory as hereinafter defined, to purchase from NEUREX the Product, and to pack, label, promote and market the Product in the Territory under the trademark Corlopam(R).

Whereas NEUREX warrants that on the date of execution of this Agreement, NEUREX has not presently reached Phase I clinical trials in the development of any additional formulation and/or indication of the Compound (as hereinafter defined), prodrugs of the Compound, and more generally any compound belonging to the Dopaminergic compound family for cardiovascular or renal disease. NEUREX warrants that on the date of execution of this Agreement it is not in the process of negotiating the licensing-in or the acquisition of third parties' rights in the Territory on developments which have reached Phase I clinical trials, in connection with the aforesaid additional formulations, indications, prodrugs, and/or compound family.

Now, therefore, in consideration of the premises set forth above and made a part hereof and the mutual promises hereinafter contained, and intending to be legally bound, the parties hereto agree as follows

ARTICLE 1 - DEFINITION

As used in this Agreement, the following terms have the meanings indicated.

Affiliate      means when  referring  to a party,  any  person,  corporation  or entity which directly or indirectly controls, is controlled by or under a common control with such party. For the purpose of this definition, control shall be deemed to exist if there exists ownership of more than 50 % of the share capital and/or the voting rights of such a person, corporation or entity.


Compound       means the chemical  compound  known as SK&F 82526 or  Fenoldopam,
               whose       more       specific       chemical       name      is
               6-chloro-2,3,4,5-tetrahydro-1-(p-hydroxyphenyl
               -1H-3-benzazepine-7,8-diol methane sulfonate for intravenous infusion, including the corresponding amine, other acid addition salts, hydrates, solvates, polymorphs, but specifically excluding Fenoldopam prodrugs, and shall include compositions comprising such compound, the corresponding amine, other acid addition salts, hydrates, solvates, polymorphs but specifically excluding Fenoldopam prodrugs.


Effective      Date means that date as of which this  Agreement is effective and shall be the date of execution of this Agreement first written above.

Marketing      Authorization  Files means those clinical,  pharmacological,  and toxicological study reports,  and all other reports and documents that are  required  to  obtain  the  Marketing  Authorization  as defined hereunder of the Product as defined  hereinafter,  in the
               United  States  of  America,   Belgium,   Germany,   Italy,   the
               Netherlands, Portugal, Spain, and Switzerland.

Marketing      Authorization(s)   means  the   pharmacological,   toxicological,
               clinical, and Product price and reimbursement, approvals and decisions from the relevant regulatory authorities in each country of the Territory, that are required in such country for importation, promotion, distribution and sale of the Product into the Territory.

Net Turnover means the gross amount of sales achieved by SCRAS or any of its Affiliates or sublicensees through the sale of the Product in the Territory to third parties other than to Affiliates or sublicensees in the Territory, less all sales, value added, customs, taxes and duties, trade discounts, and shipping costs.

New Therapeutical Indications means the acute renal failure and retrogenic nephrotoxicity treatment which NEUREX is considering developing as Product new therapeutical indications, according to the NEUREX Program as defined hereunder.

NEUREX Program means the feasibility study and development program that NEUREX is considering undertaking, relating to the New Therapeutical Indications, the summary of which are described in Appendix D attached hereto.

Patents means all patents granted in the Territory as defined hereinafter, and patent applications held in the Territory, which are or become owned by SmithKline Beecham Co. or NEUREX, or to which SmithKline Beecham Co. or NEUREX otherwise has, now or in the future, the right to grant licenses or sublicenses, which generically or specifically claim the Compound. Included within the definition of Patents are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, or extensions thereof, and all supplementary protection certificates, valid or having legal effects in the Territory. The current list of patent applications and granted patents encompassed within Patents is set forth in Appendix A attached hereto. The supplementary protection certificates referred to hereabove are meant to include all such right based upon a patent that excludes others from making, using or selling the Compound.

Product means the pharmaceutical specialty developed by NEUREX containing the Compound, in intravenous form and indicated for blood pressure control in operating and post-operating rooms, as well as hypertension crisis emergency treatment.

Product Net Price means the Product selling price by SCRAS' (or by any of SCRAS' Affiliate or sublicensees) to third parties, before customs and value added taxes, and transportation costs to said third parties, and after deduction of trade discounts.

Product Transfer Price means the Product selling price invoiced by NEUREX or by any third party designated by NEUREX, to SCRAS (or to any of SCRAS' Affiliates or sublicensees), before value added taxes.

Gross Margin means the Product Net Price minus (i) the Product Transfer Price, (ii) SCRAS' (or any of SCRAS' Affiliates or sublicensees') direct costs incurred in bringing the Product to an inventory and saleable stage, and (iii) import customs taxes.

Specifications means the specifications with respect to the formulation, quality control, packaging, container description, storage instructions, or any other features relating to the Compound and the Product that are described in Appendix B attached hereto.

Territory      means  the  world  excluding  Japan  and  all  countries  in  the
               Americas. Trademark means the trademark Corlopam(R) as registered in those countries listed in Appendix C attached hereto and as further registered in the Territory pursuant to Article 4 of this Agreement.

ARTICLE 2 - GRANT OF RIGHTS

2.1 Subject to the terms of this Agreement, NEUREX hereby grants to SCRAS an exclusive sublicense under the Patents, the Marketing Authorization File, as well as the existing and future Marketing Authorizations, and an exclusive license under the Trademark, all of which to pack, label, sell, distribute, and promote the Product in the Territory under the Trademark or under any of SCRAS' or its Affiliates' name or trademarks.

       SCRAS agrees that it shall never gain any title in the Patents, the Trademark, the Marketing Authorization File and/or the Marketing Authorizations, which are and shall all remain NEUREX and/or SmithKline Beecham Co. sole property.

2.2 SCRAS shall be entitled to grant further sublicenses in whole or in part, to any Affiliate of SCRAS, subject to prior written notice to NEUREX. SCRAS shall not be entitled to grant further sublicenses in whole or in part to any other third parties, without first obtaining the express prior written approval from NEUREX which approval shall not be unreasonably withheld.


ARTICLE 3 - MARKETING AUTHORIZATIONS TRANSFER AND FILING

3.1 Forthwith as of the Effective Date, NEUREX shall undertake at no cost for SCRAS, all proceedings with the relevant national regulatory authorities, in order to transfer into the name of SCRAS or of any of its Affiliates or sublicensees indicated by SCRAS, all pending Marketing Authorizations applications in the Territory such as those pending applications in Belgium, the Netherlands, and Italy, in order to enable SCRAS or its Affiliates or sublicensees, to pursue in its own name the relevant filing proceedings.

       SCRAS shall provide NEUREX with reports on a quarter basis concerning SCRAS' activities to obtain Marketing Authorizations. SCRAS and NEUREX will hold monthly telephone conferences with respect to said SCRAS' activities.

3.2 SCRAS shall file in its own name or in the name of any of its Affiliates or sublicensees, for the relevant Marketing Authorizations in countries of the Territory to be freely determined by SCRAS, following the filing pace that SCRAS shall deem appropriate, except for the Marketing Authorization filing in France and Germany which SCRAS shall undertake as a priority.

       NEUREX shall forward to SCRAS forthwith as from the Effective Date, the whole of the Marketing Authorization Files, as well as all relevant information necessary to enable SCRAS to complete the Product Marketing Authorization filings and the Product packing and labeling in finished form in conformity with the Marketing Authorization Files.

       NEUREX shall give technical and administrative assistance to SCRAS as SCRAS may require to progress the registration, packing, and labeling of the Product. Such assistance as SCRAS may reasonably require shall be given free of charge to SCRAS for countries where advanced royalty payments are to be made by SCRAS under this Agreement. All technical and administrative assistance that SCRAS may require from NEUREX in connection with countries in the Territory other than the aforesaid, shall be charged by NEUREX to SCRAS up to an amount to be reasonably agreed upon by the parties. All out-of-pocket expenses incurred by NEUREX in the provision of the technical assistance referred to in this Article
       3.2 such as traveling, transportation, and lodging expenses, shall be reimbursed by SCRAS after SCRAS' receipt of an invoice therefore.

       Should any further clinical, pharmacological, toxicological, or other scientific, studies be required by regulatory authorities in the Territory in connection with obtaining Marketing Authorizations, NEUREX shall fund all such studies up to an amount not exceeding one million U.S. Dollars (USD 1,000,000) provided that these studies are required for submission and complete approval of a Marketing Authorization. Such NEUREX' contribution shall be allocated to one or several studies with respect to Marketing Authorization filing and proceedings in one or several countries of the Territory, such country (or countries) and corresponding studies to be elected by SCRAS. SCRAS shall conduct all such required studies with NEUREX reasonable technical and administrative assistance. NEUREX shall provide SCRAS with enough quantities of Product free of charge in order for SCRAS conducting all such required studies. The USD 1,000,000 NEUREX' contribution shall exclude the value of such Product free units.

3.3 NEUREX may withdraw those member countries of the European Union from the scope of this Agreement, where (i) no Marketing Authorization will have been granted to SCRAS, at the expiration of a five-year period as from the Effective Date, or (ii) SCRAS would not have launched the Product within nine month after the relevant Marketing Authorization is granted.

       NEUREX may withdraw those countries other than the member countries of the European Union from the scope of this Agreement, where:

              (i) no Marketing Authorization will have been granted to SCRAS, at the expiration of a four-year period as from filing for the relevant Marketing Authorization; or

              (ii) SCRAS would not have launched the Product at the expiration of a nine-month period after the relevant Marketing Authorization is obtained; or

              (iii) SCRAS will not have submitted requisite Marketing Authorization applications within eighteen (18) months as from obtaining the Product Marketing Authorization (a) in the United Kingdom for those countries listed in Appendix E1 attached hereto,
              (b) in France for those countries listed in Appendix E2 attached hereto, (c) in the United States of America for those countries listed in Appendix E3 attached hereto, in which last case NEUREX shall provide SCRAS with the relevant Marketing Authorization file formatted as requested by SCRAS for application in each such country, and, subject to SCRAS providing NEUREX within six (6) months as from issue of the Product Marketing Authorization in the United States with a list of planned filing dates for the countries in Appendix E3, the eighteen-month delay shall be extended on a country by country basis by the period of time necessary for NEUREX to provide SCRAS with the said formatted Marketing Authorization files.

       NEUREX may enforce the provisions identified as (i) in the first two paragraphs of this Article 3.3, provided however that NEUREX brings evidence of SCRAS not making reasonable efforts to obtain the relevant Marketing Authorizations.

       The status of member country of the European Union shall be determined for each country of the Territory, at the date of expiration of the relevant time limit in consideration of which NEUREX intends to exercise its right of country withdrawal pursuant to this Article 3.3.

3.4 SCRAS shall be free to entrust with the packing, labeling, physical distribution and/or promotion of the Product in a finished form, any Affiliate or third party on behalf of SCRAS or any Affiliate, subject in this last case to prior notice to NEUREX of the identity of said third party.

3.5    NEUREX  shall,  forthwith  as of the  Effective  Date,  supply SCRAS with copies of NEUREX', or NEUREX' other licensee's or distributor's, promotional literature and existing sales training materials related to the Product for use by SCRAS in developing promotional literature and sales training materials for the Product in the Territory.

       SCRAS shall develop, print and use, at its own costs, promotional materials in connection with the sale of the Product in the Territory. SCRAS agrees that all such promotional materials shall be in line with NEUREX' promotional materials. Should SCRAS want to make a major modification to the medical information to be contained in the promotional materials, the parties would meet without delay to agree on the terms to be communicated by such promotional materials. The parties agree that the copyrights, design, and artwork related to such newly defined communication shall be proprietary and confidential to SCRAS and that NEUREX may only use the same with the prior written consent of SCRAS.

3.6 During the term of this Agreement, each party shall promptly inform the other party of any information that it obtains or develops regarding the utility and safety of the Product. Al1 information received on adverse experiences associated with the use of the Product are to be reported by one party to the other as follows:

               (i) fatal or life threatening adverse experiences to be reported within one business day of receipt;

               (ii) all other serious adverse experiences to be reported within two business days of receipt;

               (iii) a summary of all adverse experiences to be reported on a quarterly basis.

       The above requirements apply to both commercialized Product as well as the use of the Product in clinical trials, and to all adverse experiences whether or not considered causally related to the Product.


ARTICLE 4 - TRADEMARK:  WARRANTIES - PACKAGING

4.1 NEUREX warrants that SmithKline Beecham Co. has duly transferred to NEUREX its full ownership of the Trademark and to be at present the full and sole proprietor of the Trademark. NEUREX warrants that the Trademark is registered, valid and duly opposable in those countries listed in Appendix C attached hereto and that at the Effective Date, no infringement claim, nor legal action or threat whatsoever, is pending against the existence, validity, or ownership of the Trademark. NEUREX warrants that to the best of its knowledge, the use of the Trademark will not infringe any trademark or other similar rights or any rights of any third party.

       Upon request from SCRAS, NEUREX agrees to use its reasonable efforts to obtain at its own costs and without delay, the registration of the Trademark in those countries of the Territory where SCRAS requires the Trademark be registered, but no later than upon the date on which SCRAS intends to launch the Product in the corresponding countries.

       NEUREX agrees to sign all documents necessary to register SCRAS as a registered user of the Trademark when so reasonably required by SCRAS for any country in the Territory.

4.2 NEUREX commits itself to maintain any Trademark under registration or registered in the Territory as of the Effective Date or registered in the Territory pursuant to article 4.1 hereabove, and to undertake all related proceedings at its own costs, such as but without limitation, renewal proceedings.

4.3 Except as provided hereunder, SCRAS shall have no obligation related to the Trademark presentation as far as the Product packaging and labeling, and the promotional materials are concerned. The parties agree that the packaging of the Product shall mention SCRAS (or any of its Affiliates) as the exploiting laboratory in each country of the Territory.

       SCRAS has no obligation to market the Product under the Trademark, and may freely decide to market the Product under any trademark which SCRAS is entitled to use, under SCRAS' or any of its Affiliate's own name, or under the Product generic name, provided however in such cases that SCRAS shall bear all costs associated with maintaining the Trademark in those countries where SCRAS elects not to sell the Product under the Trademark. SCRAS shall be entitled to modify the Marketing Authorizations in the Territory accordingly.

       SCRAS agrees that it shall comply with the following:

              (a) SCRAS shall not have the right to use any proprietary brand name or trademark along with the Trademark other than as permitted in writing by NEUREX.

              (b) SCRAS shall not have the right to use a Trademark as part of any corporate, partnership or other entity name or other product name.

              (c) SCRAS shall not actively offer for sale outside the Territory any product, compound, item, or drug (including the Product) that is identified by the Trademark during the terms of this Agreement.


ARTICLE 5 - PATENTS WARRANTIES

5.1 NEUREX warrants that the Patents are the sole ownership of SmithKline Beecham Co., are valid, existing, and opposable to third parties in those countries of the Territory where granted as appearing in Appendix A hereto, and that at the Effective Date, no infringement claim, nor legal action or threat whatsoever is pending against the existence, validity, or ownership of the Patents. NEUREX warrants that to the best of its knowledge, the use of any of the Patents will not infringe any patent or other similar rights or any rights of any third party.

5.2 NEUREX commits itself to fully maintain the Patents in the Territory, and shall be responsible for all Patents matters at NEUREX' expense.

5.3 NEUREX declares to be vested with the necessary powers of attorney and shall have the obligation, to seek extensions of the terms of the Patents and to seek to obtain Supplementary Protection Certificates throughout the Territory.

ARTICLE 6 - DEFENSE OF RIGHTS

6.1 Each party shall immediately inform the other as soon as possible of any infringement or alleged infringement of either of the Trademark or the Patents by a third party having effect in the Territory, and of any claim made by a third party that such third party's intellectual property rights are infringed by either of the Trademark or the Patents.

6.2 Prosecution of infringing acts by third parties and defense of claims of infringement by third parties relating to the Trademark or the Patents, shall be the sole responsibility of NEUREX.

       NEUREX declares and warrants to be vested with all the necessary powers of attorney from SmithKline Beecham Co. as far as the Patents are concerned.

       NEUREX shall promptly take, at its own expense, all appropriate actions against, and litigate, settle or compromise, any such infringing acts or claims of infringement so that SCRAS may continue to freely benefit from the rights granted hereunder. SCRAS agrees to provide NEUREX all documents reasonably requested by NEUREX necessary to prosecute an infringement of either of the Trademark or the Patents, to defend a claim of infringement made by a third party against either of the Trademark or the Patents.

       NEUREX hereby agrees to indemnify and hold SCRAS harmless from and against any claim, expenses and/or damages (including SCRAS reasonable attorney's fees) incurred or suffered by SCRAS as a result of such claims.


ARTICLE 7 - ROYALTIES

7.1 In consideration of the licenses granted herein and the release of the Marketing Authorization Files, SCRAS agrees to pay to NEUREX a lump sum of two million United States Dollars (USD 2,000,000) according to the following timetable, and subject to receipt by SCRAS of the corresponding invoices:

           U.S. Dollars one million (USD 1,000,000) upon execution of this Agreement,

            U.S. Dollars two hundred and fifty thousand (USD 250,000) upon obtaining the Product Marketing Authorization in each of France, Germany, the United Kingdom, and Italy, provided the Product selling and reimbursement price fixed in each such country by the relevant authorities be based on a one-patient twenty-four (24) hour course of therapy and enables SCRAS to invoice U.S. Dollars [*] per such course of therapy.

       The product selling and reimbursement price as hereabove fixed is hereinafter referred to as the Product Minimum Price.

 7.2 SCRAS shall pay to NEUREX in U.S. Dollars on a semester basis, a royalty of [*] of the Net Turnover.

       The royalty rate shall amount to [*] of the Net Turnover, for the portion of the Net Turnover exceeding U.S. Dollars [*] during each one calendar year, in the Territory.

       When marketing the Product in the Territory, SCRAS shall forward to NEUREX, within thirty (30) days after the end of each calendar semester, a report showing the gross sales and Net Turnover of the Product in the local currency, and the Net Turnover in U.S. Dollars, on a country-by-country basis. For the purpose of the hereby Article 7.2, the U.S. Dollar exchange rate used to reckon the Net Turnover country by country, shall be the exchange rate in effect on the last business day of the corresponding calendar semester, as published in the Wall Street Journal (or other reputable daily business newspaper if the exchange rates ever cease to be published in the Wall Street Journal).

7.3 SCRAS shall make advanced royalty payments to NEUREX according to the following timetable:

       U.S.D. five hundred thousand (USD 500,000) upon obtaining the Product Marketing Authorization in each of France, Germany, the United Kingdom, Italy, and Spain, and in either Belgium or the Netherlands (whichever is earliest in the latter two), provided the Marketing Authorization be issued in each such country with the Product Minimum Price.

       It is agreed by the parties that such advanced royalty payments shall be credited against thirty per cent (30%) of all royalties due by SCRAS to NEUREX in each calendar year pursuant to Article 7.2 of this Agreement, until all advanced royalty payments have been entirely credited.

7.4
7.4.1 Should the Product Marketing Authorization be issued in either France, Germany, the United Kingdom, Italy, Spain, Belgium, or the Netherlands, with a Product selling and reimbursement price inferior to the Product Minimum Price, no lump sum as referred to in Article 7.1, nor advanced royalty payment as referred to in Article 7.3, shall be due by SCRAS for the corresponding country(ies).

7.4.2 Should no Marketing Authorization or only one or two Marketing Authorizations, be issued with the Product Minimum Price among France, Germany, the United Kingdom, and Italy, within three years as from the Effective Date, SCRAS shall have the option to terminate this Agreement upon notice served to NEUREX within six months as from expiration of said three year period, in which case NEUREX shall refund to SCRAS 100% of all lump sums and advanced royalties paid by SCRAS as from the Effective Date pursuant to Articles 7.1 and 7.3 of this Agreement, after deduction of the advanced royalties which would have been credited against royalties due by SCRAS during said three-year period.

       Should SCRAS notify NEUREX of its intention to waive said option, or should SCRAS fail to exercise said option within six months as from expiration of the three-year period, this Agreement shall continue in full force and effect, except that no further lump-sum nor advanced royalties shall be due by SCRAS to NEUREX when obtaining Marketing Authorizations in France, Germany, Italy, the United Kingdom, Spain, Belgium, and the Netherlands, whether such Marketing Authorizations are obtained with or without the Product Minimum Price.

7.4.3 Should three or four Marketing Authorizations be issued with the Product Minimum Price among France, Germany, the United Kingdom, and Italy, within three years as from the Effective Date, Article 7.4.2 shall not apply.

7.5    The amounts to be paid by SCRAS to NEUREX under  Articles  7.1,  7.2, and
       7.3 of this Agreement, shall be due and payable within 120 days as from receipt by SCRAS of the corresponding invoices issued in accordance with the relevant contractual provisions. Such payments shall be made by wire transfer (net of bank charges) to an account designated by NEUREX on NEUREX' invoices.

       All payments made by SCRAS to NEUREX under Article 7 of this Agreement shall be received by NEUREX net of all taxes or deductions that may be levied by the relevant authorities and consequently withheld by SCRAS from all such payments. SCRAS shall provide NEUREX with the corresponding receipts and tax payment justifications in order for NEUREX to apply for the relevant tax credits.

       SCRAS shall provide NEUREX and any representatives of NEUREX with access during normal business hours with five working days advance notice, to business records relating to Net Turnover and the calculation of royalties due to NEUREX.


ARTICLE 8 - SUPPLY OF PRODUCT

8.1 During the whole duration of this Agreement, NEUREX shall supply SCRAS with all SCRAS' promotional and commercial requirements for the Product. Except as provided in this Article 8.1, in Article 11, and in Article 13 of this Agreement, and except for those countries of the Territory which shall have been specifically withdrawn from the scope of this Agreement pursuant to Article 3.3, SCRAS shall exclusively purchase the Product from NEUREX, and NEUREX shall not directly or indirectly supply any third party with the Product nor the Compound for final use or sale in the Territory in whatever form, in the field of pharmaceutical specialties.

       NEUREX shall supply the Product as bulk ampoules in the form, presentation, and dosage as described in Appendix B. NEUREX shall supply ampoules to SCRAS packed and labeled in accordance with regulatory requirements for ampoules bulk export outside the U.S.A. and/or outside other countries where NEUREX designated manufacturers are located, and import in France.

       NEUREX will identify a second source for the manufacture and sale to SCRAS, of the Compound and the Product substance, in full compliance with the conditions set forth in this Agreement. If NEUREX has not identified a second source within [*] years as from the Effective Date, or before there is less than [*] years of Compound and Product substance inventory, whichever occurs first, then NEUREX will provide SCRAS with synthesis information and know-how free of charge to enable SCRAS to manufacture the Compound and the Product substance, and will grant SCRAS a royalty-free exclusive license in the Territory under all patents proprietary or licensed to NEUREX which are necessary to manufacture the Compound and the Product substance, including but not limited to patents claiming a process for manufacturing the Compound or the Product substance, an intermediate used in such process, and/or any improvements in connection thereof. The aforesaid royalty-free exclusive patent license shall provide for patent warranties and defense provisions no less favourable than as set out in Articles 5 and 6 of this Agreement, in connection with the manufacturing and sale by SCRAS of the Compound and/or the Product Substance. NEUREX hereby warrants that the aforesaid proprietary or licensed patents to NEUREX, will provide SCRAS sufficient and complete rights to manufacture the Compound and the Product substance.

8.2 NEUREX warrants that the Compound and all lots of Product, will be manufactured in accordance with applicable Good Manufacturing Practice requirements, that adequate quality test control procedures are observed and accurate records kept of any test and results undertaken pursuant to any such quality control procedures.

       NEUREX warrants that the Compound and all quantities of Product delivered to SCRAS pursuant to this Agreement meet the Specifications. Any amendments to the Specifications must be agreed in writing between the parties.

       NEUREX shall with each delivery of Product to SCRAS supply a certificate of analysis related to each batch delivered, incorporating an active ingredient test and a signed statement that each of such batch conforms with the Specifications and accords with the relevant Marketing
       Authorization, that the Compound and the Product meet all stability requirements, that the manufacturing procedures have been checked in conformity with GMP requirements.

       NEUREX shall further deliver to SCRAS all information related to the manufacture and control methods in respect of the Compound and the Product so as to enable SCRAS to perform all necessary Compound and Product testing as may be required by applicable laws, before packing, labeling, and sale in the Territory. NEUREX agrees to provide SCRAS with reasonable technical assistance free of charge, should supplementary heavy Product or Compound controls be required by applicable laws for sale by SCRAS in the Territory.

8.3 In the case of non conformity to the Specifications of any quantity of Product delivered to SCRAS, NEUREX shall take back, at its expense, the quantities concerned and shall replace them promptly, so that SCRAS' sale agenda be not disturbed.

       Any dispute between the parties regarding the conformity to the Specifications of any quantity of the Product delivered hereunder shall be referred to an expert, jointly appointed by the parties within thirty days from the receipt by NEUREX of the notice of claim of SCRAS. The opinion of such expert shall be definitive and binding upon the parties. The cost of such independent advice shall be equally shared between the parties, unless the expert otherwise decide. Should the parties not agree on the appointment of such expert, the most diligent party shall require the President of the commercial court of its residence to proceed to such appointment, which shall be binding upon the parties.

8.4 Within six months of the first anticipated Product launch in the Territory and every following calendar year, on December 15 at the latest, SCRAS shall provide NEUREX with written forecasts of the quantities of Product on a country by country basis, which it will require during the following calendar year so that NEUREX may plan its production. The forecasts shall set forth the dates at which deliveries shall be made. Forecasts shall not be binding upon SCRAS.

       SCRAS shall place contractually binding orders for Product to NEUREX giving no less than ninety (90) days notice of delivery. Each order shall state the date and location where delivery shall be made. NEUREX shall supply SCRAS no later than fifteen (15) days after the delivery dates required by SCRAS. Should orders exceed one hundred twenty percent (120%) of the forecasts, NEUREX agrees to use its reasonable endeavours to meet SCRAS' requested quantities of Product and delivery date.

8.5. The Product Transfer Price shall be CPT place of delivery mentioned in SCRAS' orders (Incoterms 1990).

       All Product so delivered hereunder shall be invoiced by NEUREX at the CPT Product Transfer Price per unit which shall be fixed by NEUREX so as to procure SCRAS during the whole duration of this Agreement, a minimum of [*] Gross Margin provided that at no time shall the Product Transfer Price be less than NEUREX' cost of goods to manufacture the Product. In order to procure SCRAS a minimum of [*] Gross Margin, NEUREX shall adjust the Product Transfer Price (i) every two years, and (ii) at the beginning of any calendar quarter following any given calendar quarter during which the Gross Margin fell below [*], provided that at no time shall the Product Transfer Price be less than NEUREX' cost of goods to manufacture the Product.

       If at any time during the first five years as from SCRAS first obtaining the Product Marketing Authorization in the Territory, NEUREX is not able to adapt the Product Transfer Price in order to provide SCRAS with the aforesaid [*] minimum Gross Margin, due to the Product Transfer Price being equal or inferior to NEUREX' costs of goods to manufacture the Product, NEUREX shall procure SCRAS with the [*] minimum Gross Margin by reducing the royalty rates fixed in article 7.2 of this Agreement by one
       (1) point for every one (1) point inferior to the [*] Gross Margin, with a maximum of ten-point royalty reduction (or should the case be pursuant to Article 7.2, second paragraph of this Agreement, with a maximum of twelve-point royalty reduction). After expiration of said five-year period, NEUREX royalty rate reductions as set out hereabove shall be at NEUREX' option. All such royalties adjustments and reimbursements shall be made at the end of each calendar year.

       Should SCRAS' Gross Margin be inferior to [*] at any time after expiration of the five-year period referred to in the previous paragraph, NEUREX shall provide SCRAS, if SCRAS so requests, with synthesis information and know-how free of charge to enable SCRAS to manufacture the Compound and the Product substance, and will grant SCRAS a royalty-free exclusive license in the Territory under all patents proprietary or licensed to NEUREX which are necessary to manufacture the Compound and the Product substance, including but not limited to patents claiming a process for manufacturing the Compound or the Product substance, an intermediate used in such process, and/or any improvements in connection thereof. The aforesaid royalty-free exclusive patent license shall provide for patent warranties and defense provisions no less favourable than as set out in Articles 5 and 6 of this Agreement, in connection with the manufacturing and sale by SCRAS of the Compound and/or the Product Substance. NEUREX hereby warrants that the aforesaid proprietary or licensed patents to NEUREX, will provide SCRAS sufficient and complete rights to manufacture the Compound and the Product substance.

8.6 All payments to be made by SCRAS pursuant to this Article 8 shall be made in U.S. Dollars by cheque or wire transfer (net of bank charges) to an account designated by NEUREX on NEUREX invoice within 60 days of the date of receipt of the corresponding invoice.

       SCRAS shall be entitled to withhold payment by reason of a dispute as to the conformity of any quantity of the Product or Compound to the Specifications.

8.7 Without prejudice to the provisions of Article 8.5 hereabove, at the beginning of each calendar year during the term of this Agreement, NEUREX shall provide SCRAS with free quantities of Product, reckoned as set out hereunder on a country by country basis exclusively for SCRAS conducting promotional activities in the Territory:

          For the calendar year following the year during which the Product is launched in the corresponding country: ten per cent (10%) of the forecasted Product sales in such country for said calendar year;

          For the second calendar year following the year during which the Product is launched in the corresponding country: five per cent (5%) of the forecasted Product sales in such country for said calendar year.

          For the third calendar year following the year during which the Product is launched in the corresponding country: five per cent (5%) of the forecasted Product sales in such country for said calendar year.

       At the end of each calendar year, NEUREX shall make all necessary invoicing or credit adjustments on a country by country basis for quantities of free Products provided to SCRAS, depending on whether the Product sales realized during the corresponding calendar year in the corresponding country exceeded or where inferior to, the forecasted Product sales. SCRAS shall provide documentation for Product sales within each country in the Territory where free Product is provided.


ARTICLE 9 - PRODUCT LIABILITY - INDEMNIFICATION

9.1 NEUREX agrees to indemnify and hold harmless SCRAS from any and all claims, damages and expenses (including reasonable attorneys' fees) which may be sustained or suffered by SCRAS by virtue of death or injury resulting from administration or use of any of the Compound or the Product, arising from (i) the development, manufacturing, defaults, or the handling and/or storage of the Compound and/or the Product by NEUREX or SmithKline Beecham Co., or (ii) omissions or defaults in the instructions for use of the Product prescribed by NEUREX, or (iii) a default from NEUREX in making those notifications referred to in Article
       3.5 of this Agreement.

       SCRAS hereby agrees to indemnify and hold NEUREX harmless from any and all claims, damages and expenses (including reasonable attorneys' fees) which may be suffered or sustained by NEUREX by virtue of death or injury resulting from administration or use of the Product, which arise solely from the packing, labeling, handling, storage, distribution and/or promotion of the Product by SCRAS, its Affiliates, or its sublicensees, and which are not the result of NEUREX fault or negligence.

9.2 The Party requested to provide indemnification pursuant to this Article 9 (the Indemnifying Party) as to a particular claim of a third party shall have the sole control of the defense, litigation or settlement of such claim and shall have the right to elect the legal counsel who shall assist the Parties with respect to such claim. The Indemnifying Party shall be excused from its obligation to defend and hold harmless the other Party with respect to any such claim, should the other Party:

(i) fail to give immediate notice to the Indemnifying Party of any such claim; or

(ii) act to the detriment of such claim, or of the Indemnifying Party's efforts to effect a compromise or settlement with respect to such claim, or make any admission or take any action regarding such claim without the Indemnifying Party's prior consent; or

(iii) obtain release or indemnification from another party from such claim, but only to the extent of such other release or indemnification.

       Notwithstanding any of the aforesaid, the non indemnifying party shall be entitled to undertake all protective measures or actions that this party may deem appropriate in order to secure its factual or legal position, or to prevent the situation from aggravating.

        9.3 The provisions of this Article 9 shall survive the earlier termination or the expiration of this Agreement.


ARTICLE 10 - PRODUCT RECALL

10.1 In the event either party has reason to believe that one or more lots of any Product supplied hereunder should be recalled or withdrawn from distribution such party shall immediately inform the other in writing.

       To the extent permitted by circumstances, the parties will confer before initiating any recall but the decision as to whether or not to initiate a recall in the Territory shall be solely SCRAS'. Except as otherwise provided herein, the costs of any recall will be allocated between the parties in accordance with the parties' respective indemnification obligations set forth in Article 9.1 herein.

10.2 If such recall is required because of failure of the Compound or the Product to conform to warranty as provided in Article 8 of this Agreement or for any reason other than that mentioned in article 10.3 below, then such recall may be conducted immediately by SCRAS in the Territory if SCRAS so requests. The costs and expenses of such recall shall be reimbursed by NEUREX to SCRAS.

10.3 If such recall is required because of a negligent act or omission by SCRAS in the packing, labeling, handling, storage, distribution or promotion of the Product, then such recall shall be conducted by SCRAS at SCRAS' sole costs and expenses, and SCRAS shall not be entitled to any credit, replacement or refund for the Product so recalled.

10.4 If such recall is required because of a joint act or omission of the parties, SCRAS shall conduct the recall immediately and the parties shall negotiate in good faith an appropriate allocation of the costs and expenses of the recall.

10.6 The provisions of this Article 10 shall survive the earlier termination or the expiration of this Agreement.


ARTICLE 11 - RESERVED RIGHTS

11.1   Exclusive option rights on NEUREX Program:

       When NEUREX reaches to the preparation of Clinical studies Phase III in connection with the NEUREX Program, SCRAS shall have the option to participate on an exclusive basis in the NEUREX Program and consequently be granted the corresponding exclusive distribution and promotional rights in the Territory. SCRAS shall exercise said option by paying to NEUREX U.S. Dollars five hundred thousand (USD 500,000) upon acceptance by SCRAS of the Phase III Protocol (which shall have been submitted to SCRAS and mutually discussed and agreed upon in good faith between SCRAS and NEUREX). NEUREX undertakes to make all modifications to the protocol reasonably required by SCRAS.

       When the relevant Marketing Authorization is obtained in at least two countries among France, Germany, the United Kingdom, and Italy, SCRAS shall pay to NEUREX U.S. Dollars two million (USD 2,000,000).

11.2 NEUREX shall provide SCRAS with all information and marketing authorization files related to research and developments made directly by NEUREX, or through its Affiliates or licensees (in which last case provided NEUREX has rights to said information and files), in connection with (i) all additional indications of the Compound, (ii) all intravenous formulations of the Compound, and/or (iii) all chemical improvements or derivatives of the Compound excluding prodrugs of the Compound developed for cardiovascular or renal indications, all of which for the purpose of SCRAS filing for the relevant marketing authorization or extensions in the Territory. Should the relevant authorities in the Territory issue the relevant Marketing Authorizations or extensions without requiring any complementary development and/or costs, NEUREX shall grant to SCRAS the corresponding exclusive distribution and promotional rights free of charge in the Territory.

       Should the relevant authorities in the Territory require that complementary development or costs be undertaken for the purpose of issuing the relevant Marketing Authorizations or extensions, NEUREX and SCRAS shall discuss in good faith the conditions under which SCRAS and NEUREX would undertake and finance such developments and/or costs in order for NEUREX to grant to SCRAS the relevant exclusive distribution and promotional rights in the Territory.

       NEUREX shall negotiate in good faith to grant SCRAS an exclusive option to participate in all developments of prodrugs of the Compound for cardiovascular or renal indications. NEUREX shall offer said options to SCRAS upon completion of the relevant Phase II clinical trials. NEUREX and SCRAS shall discuss in good faith the conditions under which NEUREX and SCRAS shall undertake and finance such developments, and the financial conditions under which NEUREX shall grant to SCRAS the corresponding rights in the Territory.

       NEUREX shall present to and discuss in good faith with SCRAS development arrangements and opportunities, as well as marketing arrangements and opportunities in the Territory for Prodrugs of the Compound for chronic indications and any indication not covered by the previous paragraph, which NEUREX is considering developing and/or marketing.

11.3 Should SCRAS reject the options referred to in Articles 11.1 and 11.2 - first paragraph, after NEUREX presented them to SCRAS, the obligations of the parties under said Articles 11.1 and 11.2 - first paragraph shall cease.

       After NEUREX has  presented  to SCRAS the options  referred to in Article
       11.2 - second, third and fourth paragraphs, and discussions have been held, and if no agreement is reached between the parties, the obligations under Article 11.2 - second, third and fourth paragraphs shall cease.


ARTICLE 12 - CONFIDENTIALITY

12.1 Except as provided in this Agreement for Product promotional activities by SCRAS and Marketing Authorizations filings in the Territory, each party shall keep secret and confidential for the term of this Agreement all documents and information communicated to it by the other party on a confidential basis relating to the Compound, the Product, or any trade or technical secret related to the disclosing party. Each party further agrees that for the same period it will not, without the consent of the other party, use confidential information for any purpose other than carrying out this Agreement, provided however if either party is requested or required by any law, regulation, or similar authority to disclose any confidential document or information, such party may do so provided that such party (i) undertakes all appropriate measures in order to protect the secrecy of all such confidential document or information, prior to their disclosure to any authority, and (ii) inform the other party of all such measures and disclosures.

12.2 Each party shall have no obligation to maintain the confidentiality of any specific item of information that is (i) in the public domain or otherwise available to the public without restriction on its use, (ii) publicly known through no fault of the receiving party or its employees,
       (iii) available to the receiving party or already received at the time of disclosure, without any obligation of confidentiality from a person not having a confidential relationship with the disclosing party or its Affiliates.

12.3 Nothing herein shall be construed as preventing each party from disclosing any information received from the other party, to an Affiliate, or to any of SCRAS' future sublicensee or distributor related to the purpose of this Agreement, provided such Affiliate, sublicensee or distributor has undertaken a similar obligation of confidentiality with respect to the confidential information.


ARTICLE 13 - TERM AND TERMINATION

 13.1 Royalty obligations under Article 7.2 shall expire on a country per country basis, upon the earlier of:

        (i) ten (10) years from the date the first Marketing Authorization is granted in the corresponding country;

        (ii) the introduction in the corresponding country of a competing product containing the Compound, as from the date the competing product's marketing authorization is granted, or such competing product is launched, whichever is earlier;

        (iii) the introduction in the corresponding country of any pharmaceutical product constituting or resulting from breach of any of the warranties appearing in the fifth paragraph of the preamble of this Agreement.

       Upon expiry of royalty obligations pursuant to this Article 13. 1, SCRAS shall give preference to NEUREX as the Product supplier, unless third parties offer the Compound or the Product for sale to SCRAS providing SCRAS with over ten percent (10%) increase of SCRAS' gross margin (after deduction of all costs of goods) on the sale of the Product in the Territory, in which case SCRAS shall be free to purchase the Product from such third parties.

13.2 Unless otherwise terminated, this Agreement shall expire upon the latest of:

               expiration, lapse, or invalidation of the last remaining Patent in the Territory; or (ii) twenty (20) years as from the Effective Date.

13.3 Should one of the following event affect either party, the other party may terminate this Agreement:

       (i) Either party becomes insolvent, is declared bankrupt, put into liquidation, whether voluntarily or by court decision, is obliged to make an assignment of its assets to the benefit of any third party or requests the appointment of a receiver or is subject to a similar procedure;

       (ii) Either party is in breach hereunder and has not cured such default within thirty days following the receipt of a notice sent to it to that effect by the non defaulting party;

       (iii) Force majeure events, as hereinafter defined, preventing either party from fulfilling its obligations hereunder during a period of more than three consecutive months, if no mutually acceptable solution is agreed upon by the parties forthwith after the expiration of the three month period.

13.4 Earlier termination of this Agreement under Article 13.3 shall not require resort to any court or compliance with any other formality, and in case of earlier termination under Article 13.3 (ii), shall not prejudice the right of the non defaulting party to recover any damages for breach of this Agreement.

       Any and all amounts  outstanding at the date of earlier termination under
       Article 13.3 shall remain due and be paid on due date as provided herein.

13.5 In case of earlier termination of this Agreement under Article 13.3, NEUREX shall refund SCRAS all creditable advanced royalty payments made by SCRAS pursuant to Article 7.3 of this Agreement, that have not been fully compensated with royalties due by SCRAS pursuant to Article 7.2 of this Agreement, without prejudice to the provisions of Article 13.4.

13.6 Upon earlier termination of this Agreement, NEUREX may upon notice to SCRAS within two months following such termination, (i) elect to purchase all quantities of Product then in the possession of SCRAS, at the actual Product Transfer Price, or (ii) authorize SCRAS to pack and label the Product with the remaining inventory of Product and to sell all such remaining Product during a period not to exceed nine (9) months following the date of such termination, period after which any Product inventory held by SCRAS shall be destroyed.

       If NEUREX exercises such purchase option, NEUREX shall bear the expenses of any further transportation of such quantities, and shall pay for such quantities upon satisfactory quality control completion to be made forthwith as from the Compound or Product delivery to NEUREX.

13.7 Except as provided in Article 13.6 hereabove, after earlier termination of this Agreement SCRAS shall have no further rights in the Patents, the Trademark, the Marketing Authorization Files and Marketing Authorizations, and shall not, either directly or indirectly, use or permit the use of the same or of the promotional procedures, methods or documentation relating to the Product.

       Upon earlier termination of this Agreement for any reason whatsoever, SCRAS shall undertake all proceedings in order to transfer all Marketing Authorizations and the Trademark registrations should such registrations be in the name of SCRAS or any Affiliate, to NEUREX or to any other third party as may be indicated by NEUREX.


ARTICLE 14 - FORCE MAJEURE

14.1 Failure of a party to fulfill its obligations hereunder because of a case of force majeure effecting the performance of such obligation shall not constitute a default by such party and consequently shall not give rise to liability to the other party. A case of force majeure shall include any cause beyond the reasonable control of such party, including without limitation, an event due to or action taken by any government or administrative authority, fire, flood, act of God, embargo, war, insurrection, general strike.

14.2 The party affected by such an event shall inform the other party as soon as possible after the occurrence of such event, and send to the other party ail appropriate justification evidencing the occurrence of such event. If such an event shall continue for more than three months, the parties act in good faith to find and implement a mutually acceptable solution to the event, paying particular attention to the continuity of the exploitation of the Product in the Territory.


ARTICLE 15 - MISCELLANEOUS

15.1 This Agreement may not be assigned by a party to any third party, except to an Affiliate, without the prior written consent of the other party.

15.2 Either party warrants that the execution, delivery and performance of this Agreement does not violate the provisions of, or constitute a breach or default under any agreement to which either party is a party.

15.3 This Agreement sets forth the entire agreement between the parties with respect to its subject matter and merges all prior discussions, negotiations, and agreement between them. The Confidentiality Agreement executed between the parties shall be cancelled as from the Effective Date. This Agreement may not be amended or modified in any manner except by an instrument of subsequent date in writing signed by duly authorized representatives of SCRAS and NEUREX.

15.4 Correspondence, notices and payments pursuant to this Agreement shall be sent by registered mail with acknowledgment of receipt, first class overnight mail return receipt requested, and/or by telefax, addressed to the following attention:

       For SCRAS: SCRAS - 51/53 rue du Docteur Blanche, 75016 Paris (France)

      Attention General Counsel - Copy to President of Business Development

For                          NEUREX:  NEUREX - 3760 Haven  Avenue,  Menlo
                                  Park, California 94025-1012 (U.S.A.)
                                        Attention Paul Goddard

       Or such address as a party shall from time to time advise at the above address.

Such correspondence and notice shall be deemed to have been received on the date of receipt appearing on the acknowledgment of receipt for notice made by mail, or on the date of the fax transmission receipt for notice made by fax.

15.5 SCRAS shall fulfill all formalities required in connection with this Agreement under laws and regulations applying to each country in the Territory. NEUREX shall fulfill all formalities required in connection with this Agreement under laws and regulations of the State of California and/or the United States of America.

15.6 The waiver by any party of any default under this Agreement or of any covenant, agreement or condition contained herein shall not be construed to constitute a definitive waiver of such or any other default or breach whether similar or not.

15.7 If any provision of this Agreement shall for any reason be held to be void, invalid, illegal or unenforceable in any respect, no other portion of this Agreement shall be affected thereby; provided however, that the parties shall in such case promptly negotiate in good faith such adjustments in this Agreement as shall be necessary to make it fair and equitable to the parties.

15.8 This Agreement shall be governed by and construed in accordance with the laws of France.

       All disputes arising in connection with the validity, interpretation, execution or termination of this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by one or more arbitrators, appointed and ruling in accordance with the said rules. The place of arbitration shall be Paris (France). The language to be used in the arbitral proceedings shall be the English language.



          In witness whereof the parties hereto have executed this Agreement in two copies


SCRAS                                                NEUREX



/s/Philippe Beaufour                         /s/ Paul Goddard
-------------------------------             -------------------------------
Philippe BEAUFOUR                            Paul GODDARD
Director                                     Chairman & CEO



Appendix A - Patents - Patents registrations in the Territory Appendix B - Compound and Product Specifications Appendix C - Trademark - Corlopam(R)) registrations in the Territory Appendix D - NEUREX Program Appendix E - (E1 - E2
- E3)

                                                    APPENDIX A

                                       PATENT REGISTRATION IN THE TERRITORY

------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Country               Patent No.             Expiry Date                Note           Claims
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         U.K.                   1595502              07 Nov 1997                 5             compound, phenethyl-amines, process
                                                                                               for preparingphenethyl-amines
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         U.K.                   1595503              07 Nov 1997                 5             intermediate for making fenoldopam
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Australia                534783               19 May 1996                 -                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Austria                 362379               15 Oct 1998                 5             process, ring cyclization
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Belgium                 860774               14 Nov 2002                 1             compound
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Brunei                   60/84               07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Cyprus                   1246                07 Nov 1997                 8             compound
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Denmark                 156057               11 Nov 1997                 5             ether inter.
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Denmark                 154833               19 May 2000                 5             Process
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- -----------------------------------
        Denmark              156058 (Div)            11 Nov 1997                 5             amine int.
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        France                  7734311              15 Nov 1997                 5             compound
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Germany                P2751258              16 Nov 1995                 -             process for cycling the phenethyl
------------------------ ---------------------- ---------------------- ----------------------- amine-------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Greece                   68523               23 May 1995                 -                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Guernsey              Conf. of U.K.           07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Hong Kong                  930                07 Nov 1997                 8             corresponds to U.K. 1595503
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Ireland                  49815               21 May 1996                 -                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Israel                   53377               14 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         Italy                  1126216               Oct 2014                   2             process - ring formation from
------------------------ ---------------------- ---------------------- ----------------------- phenethyl amine---------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Jersey                   RP385               07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         Kenya                  P3407B               07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      South Korea                17934               24 May 1995                 -                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Luxembourg                 78513               15 Nov 1997                 5                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------





------------------------ ---------------------- ---------------------- ----------------------- -----------------------------------a-

        Country               Patent No.             Expiry Date                Note           Claims
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Malaya                    382                07 Nov 1997                 8             Conf. of U.K. patent
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Netherlands               185563               14 Nov 2002                 3                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      New Zealand               193767               19 May 1996                 -             compound, process and composition
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Portugal                  67260              18 April 1994                -             process - cyclizing phenethyl amine
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Portugal                  71262              27 March 1996                -                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         Sabah                    370                07 Nov 1997                 8             Conf. of U.K. patent
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
     South Africa               80/2325             18 April 2000                8             compound
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Sarawak                  C2252               07 Nov 1997                 8             Conf. of U.K. patent
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
       Singapore                317/84               07 Nov 1997                 8             Conf. of U.K. patent
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         Spain                  464044               05 Jul 1998                5,7            method for making ether int.
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
         Spain                 491620/4             16 April 2001               5,7                                          -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Sweden                  436646               16 Nov 1997                 5             Conversion of phenethyl amine to
------------------------ ---------------------- ---------------------- ----------------------- benzazepine-------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Switzerland               637383               01 Jan 1998                 5             ether intermed., method for making
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Switzerland               635079               16 Nov 1997                 5             process for making an ether an int
------------------------ ---------------------- ---------------------- ----------------------- by cyclizing an amine---------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Switzerland            638487 (Div)            01 Jan 1998                 5             hydroxyl intermed used to make the
------------------------ ---------------------- ---------------------- ----------------------- amine process-----------------------
------------------------ ---------------------- ---------------------- ----------------------- -----------------------------------
        Taiwan                 NI-15027             01 June 1996                 -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
      Tanganyika                 2227                07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------
        Uganda                    23                 07 Nov 1997                 8                                           -
------------------------ ---------------------- ---------------------- ----------------------- ------------------------------------


1 Marketing approval was granted in Belgium in March 1993. The patent expiration date reflects a 5-year patent term extension granted through 14 November 2002.

2 Marketing approval was granted in October 1994 (decrees No. A251/94 and A252/94). The patent expiration date reflects a 17-year extension period based upon the granting of an SPC application filed in 1992 under Italian National Law (Extension Certificate granted under National Law No. 349/91 on October 17,
1995).

3. Marketing approval was received in the Netherlands in June 1992. The patent expiry date reflects a 5-year patent term extension granted through 14 November 2002.

4 For the Netherlands, Italy and Belgium, since extended patent coverage has already been obtained for the product covered by the indicated aa basic patent oo, additional SPCs covering the same product may not be obtained.

5 Patent term extension of a period not to exceed 5 years is available pending marketing authorization for the product. An SPC (Supplementary Protection Certificate) application for patent term extension must be filed in the Industrial Property Office (i) before expiration of the lawful term of the patent, AND (ii) within 6 months from the date of receiving marketing authorization. For countries in which more than one patent covering the product is in force, one patent must be selected as the aa basic patent oo, since a patentee cannot obtain more than one SPC for the same product.

6 Amendments to the Swiss national patent legislation came into force on 1 September 1995 to make SPCs available in Switzerland.

7 The EEC Regulation providing for patent term extension will come into force in Spain, Greece and Portugal on January 2, 1988.

8 Under those entries where such has not been indicated, it may also be possible to obtain an extension of patent term coverage according to individual national laws in these countries subject to verification.

9 To the extent that claims in the above patents cover a process for manufacturing the Compound, an intermediate used in such process or use of the Compound, and/or any improvements in connection thereof, they are excluded from the Agreement except as provided in Paragraph 8.1(3) and Paragraph 8.5(4) thereof.

APPENDIX B

Compound and Product Specifications


[*] Confidential treatment has been requested for the entire contents of this Appendix B which has been filed separately with the Commission.

                                                    Appendix C
                                          Schedule of Corlopam Trademarks
                                            Owned by Neurex Corporation
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Country                     Status                 Application/Registration #
------------------------- -------------------------- ---------------------------- -----------------------------------

------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
         Africa
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                    Egypt                    Registered                         65866
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Nigeria                      Filed                         47158/1985
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                South Africa                 Registered                        85/4249
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------

------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
      Asia/Pacific
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                  Australia                  Registered                        A428556
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                  Indonesia                  Registered                         153067
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                 New Zealand                 Registered                         186973
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                  Pakistan                   Registered                         86702
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                 Philippines                 Registered                         47972
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                  Singapore                  Registered                        3784/88
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                 South Korea                 Registered               185642 (Korean characters)
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                 South Korea                 Registered                         186023
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Taiwan                    Registered                         428454
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Taiwan                    Registered             430069 (Taiwanese characters)
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                  Thailand                   Registered                         126795
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------

------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
         Europe
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Denmark                   Registered                       04082/1990
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Finland                   Registered                         108554
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   France                    Registered                        1314252
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Greece                     Abandoned              80155 (Restoration required)
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                               * International               Registered                        4976252
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Ireland                   Registered                         115608
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                    Italy                    Registered                         603470
------------------------- -------------------------- ---------------------------- -----------------------------------
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Norway                    Registered                         139349
------------------------- -------------------------- ---------------------------- -----------------------------------
                                   Sweden                    Registered                         200236
------------------------- -------------------------- ---------------------------- -----------------------------------

* International Registration No. 497625 is extended to the following jurisdictions: France (home registration), Algeria, Armenia, Austria, Bulgaria, Czechoslovakia, Germany, Hungary, Italy, Liechtenstein, Monaco, Morocco, Romania, San Marino, Soviet Union (Russia), Switzerland, and Yugoslavia (not Spain). Because U.S. corporations, such as Neurex, cannot avail themselves of the International Registration process, Neurex has formed Neurex International, a Liechtenstein corporation, which will obtain the assignment of the international registration for Corlopam and, in turn, license the trademark to Neurex.

                                   APPENDIX D

                                 NEUREX PROGRAM
                                   FENOLDOPAM

                           TENTATIVE PHASE IV PROGRAM


The existing pharmacology, preclinical, and clinical database for Corlopam suggests a range of opportunities to pursue additional indications for this product. The initial Phase IV development program will focus primarily on exploiting the positive renal benefits of Corlopam:


1.       Pilot Renal Function Studies

         These studies will determine the safety and efficacy of Corlopam in normal volunteers and patients with acute renal insufficiency. An initial study is designed as a randomized, placebo-controlled, cross-over investigation to evaluate the pharmacology and dose-response of intravenous infusion of fenoldopam on glomerular filtration rate (GFR), effective renal plasma flow
(ERPF), vasoactive hormone levels (i.e., PRA, PA, etc.), and the natriuretic and kaliuretic response in sodium-balanced as well as sodium depleted, normal volunteers (n = 8-12). The study will likely be performed at the Drug Evaluation Unit at Hennepin County Medical Center in Minneapolis, MN and is scheduled to be completed by year end.

         The second pilot study is currently designed to be open-label, dose ranging examination of a select group of septic patients (n = 5-25) who show signs of early renal compromise that are suggestive of impending kidney injury and are associated with a relatively poor outcome. The patients will be normalized for volume status and various doses of fenoldopam will be assessed for possible improvement in glomerular filtration rate. This study will likely be performed at the University of Miami School of Medicine.

         The final study is designed to establish proof-of-concept for the use of fenoldopam in the prevention and/or reversal of renal vasoconstriction. This open-label, dose ranging pilot study will examine Cyclosporine A-treated transplant patients (n = 5-10), with stable allograft function, for an investigation of the acute effects of intravenous fenoldopam on cyclosporine-induced renal vasoconstriction. This study will likely be performed at the University of Miami School of Medicine.


2.       Post-Marketing Studies/Pivotal Trials

         At least two major, multicenter (perhaps multinational) post-marketing studies are planned during calendar years 1997 and 1998 to be designed based upon the result of pilot trials. These studies are designed to investigate the effects of intravenous fenoldopam on renal function in the subset of hypertensive patients that have or are at risk of developing acute renal insufficiency. These studies will be performed at 10-30 centers and will involve approximately 200-400 patients each.


3.       Alternative Delivery of CORLOPAM

         Opportunities in the transdermal or buccal delivery forms of CORLOPAM are currently being investigated with a number of supply companies. Such a dosage form will provide a means of delivering Corlopam for both acute and chronic renal insufficiency indications.





NOTE: The Phase IV program is contingent upon a program that is mutually acceptable to Neurex and SCRAS.

APPENDIX E


- APPENDIX E1

All countries of the Territory other than those listed in Appendix E2 and Appendix E3.

- APPENDIX E2:

BENIN
BURKINA FASO
BURUNDI
CAMEROON
CONGO
IVORY COAST
GABON
GUINEA
MALI
MAURITANIA
NIGER
CENTRAL AFRICA REPUBLIC
RWANDA
SENEGAL
CHAD
TOGO
ZAIRE

- APPENDIX E3:

AUSTRALIA
ISRAEL
KUWAIT
NEW ZEALAND
SAUDI ARABIA